KAUFMAN & MOOMJIAN, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553


                                                  January 14, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

          Re:  The Langer Biomechanics Group, Inc.
               Registration Statement on Form S-8
               1992 Stock Option Plan, as amended


Dear Sirs/Madams:

          We have acted as counsel to The Langer Biomechanics Group, Inc., a New York corporation (the "Corporation"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 200,000 shares (the "Shares") of the common stock, par value $.02 per share (the "Common Stock"), of the Corporation, issuable under the Corporation's 1992 Stock Option Plan, as amended (the "Plan"). In this regard, we have participated in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares and Plan.

          We advise you that we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Corporation's Certificate of Incorporation, as amended to date, (ii) the Corporation's By-laws, as amended to date, (iii) the records of corporate proceedings of the Corporation, including, but not limited to, the Minutes of the Meeting of the Board of Directors, held on November 30, 1998, at which time the Plan was approved and 200,000 additional shares of Common Stock were authorized and reserved for issuance under the Plan and (iv) such other agreements, certificates, instruments and documents, and we have made such examination of law, as we have deemed appropriate as the basis for the opinions hereinafter expressed. In making such examinations, we have assumed the genuiness of all signatures, the authenticity of all documents presented to us as original documents, the adequacy and legal sufficiency of the consideration being tendered to the Corporation in exchange for the Shares and the conformity to authentic original documents of documents presented to us as certified or photostatic copies.

          Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized, and, when issued and delivered in accordance with the Plan and any applicable award agreement entered into pursuant to the Plan, shall be validly issued, fully paid and non-assessable.

          We hereby consent to be named in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement.


                                             Very truly yours,

                                             /s/ Kaufman & Moomjian, LLC

                                             Kaufman & Moomjian, LLC